EXHIBIT 5.1

[LETTERHEAD OF MCDERMOTT WILL & EMERY LLP]

Boston Brussels Chicago Düsseldorf London Los Angeles Miami Munich

New York Orange County Rome San Diego Silicon Valley Washington, D.C.

December 5, 2007

The Gap, Inc.

Two Folsom Street

San Francisco, CA 94105

Re:	The Gap, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 3,000,000 shares (the “Shares”) of common stock, $0.05 par value, of The Gap, Inc., a Delaware corporation (the “Company”), for issuance under the Company’s GapShare 401(k) Plan (the “Plan”).

We have examined instruments, documents and records which we have deemed relevant and necessary for the purposes of the opinion expressed herein. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on the foregoing, we advise you that, in our opinion, all corporate proceedings necessary for the authorization, issuance and delivery of the Shares have been duly taken and, when issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    McDermott Will & Emery LLP

McDermott Will & Emery LLP